UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 4, 2014

New York REIT, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-54689	27-1065431
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

405 Park Avenue
New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On August 4, 2014, the Company furnished quarterly supplemental financial information as an exhibit to a Current Report on Form 8-K (the “Initial Report”). During the process of finalizing the Company’s Form 10-Q for the three and six months ended June 30, 2014, the Company revised the presentation of the fair value of a potential expense concurrent with the Company’s listing from other income (expenses) to operating expenses on its Consolidated Statements of Operations and Comprehensive Loss. The update to the presentation has no effect on net loss or net loss per basic and diluted shares or any of the key metrics of the Company including funds from operations, core funds from operations and adjusted funds from operations, adjusted earnings before interest, taxes, depreciation and amortization, net operating income and cash operating income. The Company is now furnishing the Amended Current Report on 8-K/A (the “Amendment”) to update the quarterly supplemental information and the Consolidated Income Statements on page 4 to conform to the presentation in the Form 10-Q.

The information set forth in Item 7.01 hereto and in the attached Exhibits 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information set forth in Item and 7.01, including Exhibits 99.1, shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Quarterly supplemental information for the fiscal quarter ended June 30, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEW YORK REIT, INC.

August 8, 2014	By: /s/ Gregory S. Sullivan
Gregory S. Sullivan
Chief Operating Officer and Chief Financial Officer